Exhibit 3.1

Company No.: CF-190307

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

NOAH HOLDINGS LIMITED

(as adopted by special resolution passed on June 30, 2010)

1.	The name of the Company is NOAH HOLDINGS LIMITED.

2.	The registered office of the Company shall be at the offices of Corporate Filing Services Limited, 4th Floor, Harbour Centre, P.O. Box 613, Grand Cayman KY1- 1107, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2009 Revision) or as revised, or any other law of the Cayman Islands.

4.	Except as prohibited or limited by the Companies Law (2009 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.	The share capital of the Company is US$50,000, which is divided into 94,100,000 Ordinary Shares of US$0.0005 each and 2,950,000 Series A Shares of US$0.001 each, with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2009 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Article 193 of the Companies Law (2009 Revision) and, subject to the provisions of the Companies Law (2009 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

NOAH HOLDINGS LIMITED

(as adopted by special resolution passed on June 30, 2010)

1.	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Articles”	means these Articles (including the Schedules hereto) as from time to time altered by Special Resolution.

“Auditors”	means the auditors of the Company, being one of the “Big 4” international accounting firms.

“Board” or “Board of Directors”	means the board of directors of the Company, as constituted from time to time.

“Closing Date”	has the meaning ascribed to it in the Purchase Agreement.

“Company”	means the above-named Company.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“Domco”	means SHANGHAI NOAH INVESTMENT MANAGEMENT CO., LTD. , a limited liability company organized and existing under the laws of the PRC.

“dividends”	includes interim dividends and bonus issues.

“Founder Ordinary Shareholders”	means JING INVESTORS CO., LTD., YIN INVESTMENT CO., LTD., XIN INVESTMENT CO., LTD. and YAN INVESTMENT CO., LTD..

“Founders”	means WANG Jingbo, YIN Zhe, ZHANG Xinjun and WEI Yan.

“Investors”	means Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P. and Sequoia Capital China Principals Fund I, L.P..

“Member”	shall bear the meaning ascribed to it in the Statute.

“month”	means calendar month.

“Non-Founders”	means HE Boquan and YAN Qianghua.

“Ordinary Resolution”	means a resolution:

(i)passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(ii)approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

“Ordinary Shareholders”	means the Founder Ordinary Shareholders and the Other Ordinary Shareholders

“Ordinary Shares”	means the ordinary shares, par value US$0.0005 per share, in the capital of the Company each having the rights, preferences, privileges and restrictions set out in these Articles.

“Other Ordinary Shareholders”	means QUAN INVESTMENT CO., LTD. and HUA INVESTMENT CO., LTD..

“person”	means any individual, partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization or other entity.

“paid-up”	means paid-up as to the par value and any premium payable in respect of the issue of any share and includes the same credited as paid-up.

“PRC”	means the People’s Republic of China, and for purpose of these Articles, does not include Taiwan and the Special Administration Regions of Hong Kong and Macau.

“PRC Subsidiary”	means SHANGHAI NOAH RONGYAO INVESTMENT CONSULTING CO., LTD. , a wholly foreign-owned enterprise established under the laws of the PRC.

“PRC Companies”	means the PRC Subsidiary, the Domco and Beijing Noah Wealth Investment Consulting Co., Ltd. .

“Purchase Agreement”	means the Series A Preferred Shares Purchase Agreement dated as of September 3, 2007, by and among the Company, the Domco, the Founders and the Investors.

“Qualified Public Offering”	means a firm underwritten public offering of the ordinary shares, par value US$0.0005 per share, of the Company in the United States, that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes, with gross proceeds to the Company in excess of US$50,000,000 (prior to underwriters’ discounts and commissions) and an implied valuation of the Company prior to such offering of at least US$300,000,000, or in a similar public offering of the Ordinary Shares of the Company in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized regional or national securities exchange; provided that such offering satisfies the foregoing gross proceeds and valuation requirements.

“registered office”	means the registered office for the time being of the Company.

“Required Preferred Shareholder Resolution”	means resolutions or consents of Series A Shares which are required by the terms of issue of the Series A Shares (as set out in Schedule 1) to be passed or obtained in particular circumstances and which are passed in accordance with such terms.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Issue Price”	means US$1.3290 per Series A Share.

“Series A Original Issue Date”	means the date of the first sale and issuance of Series A Shares.

“Series A Shares”	means the series A convertible redeemable participating preferred shares in the capital of the Company with par value of US$0.001 each.

“share”	means the Ordinary Shares and the Series A Shares, and includes a fraction of a share.

“Shareholders”	means the Investors and the Ordinary Shareholders, their respective successors and permitted assigns, and any other holder of shares of equity capital of the Company.

“Shareholders Agreement”	means the Shareholders Agreement dated as of September 3, 2007 by and among the Company, the PRC Subsidiary, the Domco, the Ordinary Shareholders, the Founders, the Non-Founders and the other parties thereto, as amended, supplemented, restated or replaced from time to time.

“Special Resolution”	has the same meaning as ascribed to it in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Law (2009 Revision) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“subsidiary”	means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

“US Dollar” or “US$”	means the lawful currency of the United States of America.

Words importing the singular number only include the plural number and vice-versa.

Words importing the masculine gender only include the feminine gender. Words importing persons only include corporations.

The Schedules shall form part of these Articles. If at any time there shall be any conflict between the provision of the Schedules and the provision contained in the remainder of these Articles, then the provisions of the Schedules shall prevail. Defined terms which are defined in the Schedules to these Articles shall bear the meaning ascribed thereto in such Schedule.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders. If at any time there shall be any conflict between the provisions of the Schedules and the provisions contained in the remainder of these Articles then the provisions of the Schedules shall prevail.

5.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

6.	Notwithstanding Article 5 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such lesser sum and on such terms (if any) as the Directors may prescribe to indemnify the Company for its costs incurred in connection therewith.

ISSUE OF SHARES

7.	(a) Subject to the provisions, if any, of the Memorandum of Association and to the provisions of these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

(b) The Ordinary Shares shall participate in the profits and assets of the Company but subject always to being subordinate in their rights to the Series A Shares to the extent provided by the terms of issue of the Series A Shares.

(c) Series A Shares shall carry the rights (preferential or otherwise) set forth in these Articles and, in particular, in Schedule 1 hereto. For the sake of clarity, Schedule 1 and Schedule 2 shall form part of the Articles. In the event of conflict between the terms and provisions in the Articles and Schedule 1 and Schedule 2, the terms and provisions of Schedule 1 and Schedule 2 shall prevail.

RIGHT OF PARTICIPATION

8.	(a) General. The Investors and its permitted transferees to which rights under this Article 8 have been duly assigned in accordance with these Articles and the Shareholders Agreement (each a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Article 8(c)) that the Company may from time to time issue after the date of the Shareholders Agreement (the “Right of Participation”).

(b) Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

(c) New Securities. “New Securities” shall mean any Series A Shares, any other shares of the Company designated as “Preferred Shares”, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Series A Shares, Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Series A Shares, Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(i) up to 1,000,000 Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans approved by the Board);

(ii) any shares of Series A Shares issued under the Purchase Agreement, as such agreement may be amended and any Ordinary Shares issued pursuant to the conversion thereof;

(iii) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(iv) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(v) any securities issued pursuant to a Qualified Public Offering; or

(vi) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; or

(vii) any securities issued to one or more strategic corporate partners upon the terms and conditions agreed by the Investors.

(d) Procedures.

(i) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such fifteen (15) day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(ii) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (i) above. Each Right Participant shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Article 8(d) and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

(e) Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within fifteen (15) days following the issuance of the First Participation Notice, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favourable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Article 8.

(f) Termination. The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified Public Offering.

(g) Assignment. The rights of the Investors under this Article 8 are fully assignable in connection with a transfer of shares of the Company by the Investors; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Investors stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of the Shareholders Agreement.

TRANSFER OF SHARES

9.	Subject to the restrictions in these Articles and the Schedules 1 and 2 attached hereto as may be applicable, any Member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve. The instrument of transfer shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof. For the sake of clarity, Schedule 2 shall form part of the Articles.

10.	No Member shall dispose of any interest in, or right attaching to, or renounce or assign any right to receive or subscribe for any shares of the Company (save as may be required in pursuance of his obligations under these Articles or the Schedules) or create or permit to exist any charge, lien, encumbrance or trust over any share or agree (whether subject to any condition precedent, condition subsequent or otherwise) to do any such things except as permitted by the Schedules. The Directors shall not refuse to register any transfer of a share which is permitted under these Articles save that the Directors may decline to recognise any instrument of transfer if the instrument of transfer is not accompanied by the certificate of the shares to which it relates, or such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The Directors shall in any event refuse to register the transfer of a share which is prohibited by the Schedules.

11.	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time reasonably determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

REDEMPTION AND PURCHASE OF SHARES

12.	Subject to the provisions of the Statute and the Memorandum of Association and these Articles (including the Schedules), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine. The manner of redemption is set forth in Section 5 of Schedule 1 hereto.

13.	Subject to the provisions of the Statute and the Memorandum of Association and these Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor, or for any redemption, in any manner authorised by the Statute, including out of capital, provided, however, that the Directors may, without the need for a resolution of the Members, repurchase Ordinary Shares from employees, officers, directors, consultants or other persons performing services for the Company or its subsidiaries pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or in the event of any proposed sale or transfer of shares.

VARIATION OF RIGHTS OF SHARES

14.	If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least fifty percent (50%) of the issued shares of that class, or with the sanction of a resolution passed at a general meeting of the holders of the shares of that class by at least fifty percent (50%) of the votes cast.

15.	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be two persons holding or representing by proxy at least fifty percent (50%) of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll, unless there is only one member of such class, in which case such quorum shall be one person.

16.	Without prejudice to any Required Preferred Shareholders Resolution, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking senior, pari passu or subordinate therewith.

COMMISSION ON SALE OF SHARES

17.	The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

18.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. Notwithstanding the foregoing, (i) a Member may be designated as trustee or as the general partner of a partnership in the register of Members (and such designation may also identify the relevant trust or partnership), but such designation shall be for identification purposes only, and neither the Company nor any transferee of any Shares so held shall be bound to enquire as to the terms of the trust upon which such Shares are held, and may deal with such registered Member as if he was the absolute beneficial owner of such Shares, and (ii) the Company shall be entitled to recognise interests by acknowledging such interests in writing to the holder thereof and may be bound by the terms and conditions contained in any such acknowledgement in accordance with the general law.

CALL ON SHARES

19.	The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

20.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

21.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22.	If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent (10%) per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

23.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

25.	(a) The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

26.	(a) If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

27.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

28.	A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

29.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

30.	The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

31.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons or from any obligations under the Shareholders Agreement.

32.	(a) Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

33.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share and subject to the provisions of the Shareholders Agreement, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

34.	(a) Subject to and in so far as permitted by the provisions of the Statute and these Articles (including the Schedules), the Company may from time to time by Special Resolution (and any applicable Required Preferred Shareholder Resolution pursuant to the terms of issue of Series A Shares) alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein, subject to the provisions of the Statute and these Articles (including the Schedules), the Company may by Ordinary Resolution:

(i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b) Subject to the Statute and the Schedules attached to these Articles, the Company may at any time and from time to time by Special Resolution (and any applicable Required Preferred Shareholder Resolution pursuant to the terms of issue of Series A Shares) alter or amend these Articles in whole or in part.

(c) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(d) Without prejudice to Article 12 hereof and subject to the provisions of the Statute, the Company may by Special Resolution (and any applicable Required Preferred Shareholder Resolution pursuant to the terms of issue of Series A Shares) reduce its share capital.

(e) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

35.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

36.	In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

37.	If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETING

38.	(a) Subject to paragraph (c) hereof, the Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b) At these meetings the report of the Directors (if any) shall be presented.

(c) If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

39.	(a) The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than ten percent (10%) of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c) If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

40.	At least twenty (20) days’ notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 39 have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

(b) in the case of any other general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than eighty-five (85) percent in nominal value or in the case of shares without nominal or par value eighty-five (85) percent of the shares in issue, or their proxies.

41.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

42.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; two Members present in person or by proxy (which shall include at least one Investor) shall be a quorum provided always that if the Company has only one Member of record entitled to attend and vote the quorum shall be that one Member present in person or by proxy. Members may participate in a general meeting of the Company by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

43.	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

44.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

45.	The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

46.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their numbers to be Chairman of the meeting.

47.	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

48.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

49.	Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

50.	The demand for a poll may be withdrawn.

51.	Except as provided in Article 53, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

52.	The Chairman of any general meeting shall not be entitled to any second or casting vote.

53.	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

54.	Subject to any rights or restrictions for the time being attached to any class or classes of shares (including as set out in the Schedules), on a show of hands every Member of record present in person or by proxy at a general meeting shall have one (1) vote and on a poll every Member of record present in person or by proxy shall have one (1) vote for each share registered in his name in the register of Members.

55.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

56.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

57.	No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

58.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

59.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

60.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

61.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

62.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

63.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

64.	Any corporation which is a member of record of the Company may in accordance with its articles or in the absence of such provision by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of record of the Company.

SHARES THAT MAY NOT BE VOTED

65.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

66.	(a) There shall be a Board of Directors consisting of five (5) persons (exclusive of alternate Directors) and the Members and the Directors shall procure that any vacancy in such number shall be filled as follows: (i) one (1) nominee designated by the Investors, and (ii) the remaining four (4) nominees designated by the Ordinary Shareholders, among whom two (2) nominees shall be designated by the Founder Ordinary Shareholders according to the instruction and approval of the Founders and the remaining two (2) nominees shall be designated by the Other Ordinary Shareholders according to the instruction and approval of the Non-Founders. If the transfer of the Restricted Shares (as defined in Section 1 of Schedule 2 hereto) according to Section 5(d) of Schedule 2 hereto occurs, the Board of Directors shall consist of five (5) persons as follows: (i) one (1) nominee designated by the Investors, (ii) two (2) nominees designated by the Founders or the corresponding persons of the Founders under the caption “Record Holder” as set forth in Schedules B attached to the Shareholders Agreement (as applicable), and (iii) the remaining two (2) nominees designated by the Non-Founders or the corresponding persons of the Non-Founders under the caption “Record Holder” as set forth in Schedules B attached to the Shareholders Agreement (as applicable). All such directors shall hold office until their resignation, death or incapacity or until their respective successors shall have been elected and shall have qualified. Any vacancy shall be filled by the Shareholder(s) entitled to designate such director hereunder, which shall be deemed to have a proxy to exercise the vote or provide the consent of such director until the appointment of such director to the Board. The Company shall provide to such directors the same information concerning the Company and its Subsidiaries, and access thereto, that is provided to other members of the Company’s Board of Directors. The reasonable travel expenses incurred by any such director in attending any such meetings shall be reimbursed by the Company to the extent consistent with the Company’s then existing policy of travel and reimbursement.

(b) The Board shall establish a compensation committee (the “Compensation Committee”) to manage the compensation affairs of the Company, including implementing salary and equity guidelines for the Company, approving compensation packages, severance agreements and employment agreements for all senior managers (at the level of vice president or above) as well as administering the Company’s employee equity incentive plans. The Compensation Committee shall consist of three Directors, including the Director appointed by the Investors. All acts of the Compensation Committee shall require the approval of a majority of members of the Compensation Committee, which shall include the Director appointed by the Investors.

(c) The board of directors of each of the PRC Companies shall consist of the same directors as that of the Company. The Investors shall ensure that the Investor-appointed directors are qualified to be directors of the PRC Companies under PRC laws.

67.	The Company may from time to time by Special Resolution (subject to any applicable Required Preferred Shareholder Resolution) to alter these Articles to increase or reduce the limit in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum of Association or a majority of them.

REMUNERATION OF DIRECTORS

68.	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

69.	The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTEREST

70.	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

71.	A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

72.	No shareholding qualification shall be required for Directors.

73.	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

74.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

75.	A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 74 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

76.	Subject to the exception contained in Article 84, a Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

77.	(a) Subject to these Articles (including the Schedules), the business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

(b) Notwithstanding the generality of the foregoing, (i) the Directors shall not take any action which requires the prior approval of a Required Preferred Shareholder Resolution, without such prior approval; and (ii) the Directors shall be obliged, so far as may be permitted by law, to act in all respects in accordance with and give effect to the Schedules and the Shareholders Agreement.

78.	The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

79.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

80.	The Directors shall cause minutes to be made in books provided for the purpose:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

81.	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

82.	Subject to these Articles (including the Schedules), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

83.	Subject to the provisions of the Shareholders Agreement and the Schedules attached to these Articles:

(a) the Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next four following paragraphs shall be without prejudice to the general powers conferred by this paragraph;

(b) the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Board of Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members;

(c) the Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration;

(d) the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby; and

(e) any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTORS

84.	The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

85.	The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

86.	Except as otherwise provided by these Articles and the Shareholders Agreement, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In the case of an equality of votes, the Chairman shall not have any second or casting vote.

87.	A Director or an alternate Director, may at any time summon a meeting of the Directors by at least fifteen (15) days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be.

88.	The quorum necessary for the transaction of the business of the Directors shall be three (3) Directors then in office including the Director appointed by the Investors. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

89.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

90.	The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

91.	Except as provided for herein, the Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes in a committee meeting the Chairman shall have a second or casting vote.

93.	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

94.	Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

95.	(a) A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b) The provisions of Articles 60 to 63 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

96.	The office of a Director shall be vacated:

(a) if he gives notice in writing to the Company that he resigns the office of Director;

(b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d) if he is found a lunatic or becomes of unsound mind;

(e) if he is removed from office under the provisions of these Articles.

APPOINTMENT AND REMOVAL OF DIRECTORS

97.	Subject to Article 66, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director. Notwithstanding the generality of the foregoing, a Director nominated by the holders of a class or series of shares (other than Ordinary Shares), and any successor thereto, may only be removed by the affirmative vote of a majority of holders of such class or series of shares.

98.	Subject to Article 66, the Directors may appoint any person to be a Director, either to fill in a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as a maximum number of Directors.

PRESUMPTION OF ASSENT

99.	A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

100.	(a) The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b) The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c) A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

101.	Subject to the provisions of the Shareholders Agreement, the Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

102.	Subject to the Statute, these Articles (including the Schedules) and the Shareholders Agreement, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

103.	The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

104.	No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

105.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

106.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

107.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

108.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

109.	No dividend or distribution shall bear interest against the Company.

CAPITALISATION

110.	The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

111.	The Directors shall cause proper books of account to be kept with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b) all sales and purchases of goods by the Company;

(c) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

112.	Subject to the Shareholders Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

113.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

114.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

115.	The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

116.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

117.	Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

118.	Except as otherwise expressly provided herein or in the Shareholders Agreement, notices or other communications shall be in writing and shall be given by the Company to any Member by telefax, commercial express courier service or personal delivery, addressed to the Member at such Member’s address as appears in the register of members of the Company, as of a record date or dates determined in accordance with the Articles and applicable law, as in effect from time to time.

119.	All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by such courier, if delivered by commercial express courier service; or if faxed, when transmission is confirmed by the sender’s fax machine.

120.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

121.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

122.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a) every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

123.	Subject to the rights provided by the terms of issue of Series A Shares, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

124.	If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, subject to the rights provided by the terms of issue of Series A Shares, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

125.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

126.	Without prejudice to the generality of the preceding Article, the Company shall indemnify and hold harmless each Director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director of the Company, or is or was a Director of the Company serving at the request of the Company as a director of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

FINANCIAL YEAR

127.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

128.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

SCHEDULE 1

SERIES A SHARES

The respective rights, privileges and restrictions attaching to the Series A Shares shall be as hereinafter specified in this Schedule 1. Unless otherwise specified, the words “hereof”, “hereunder” and “hereto”, and words of like import used in this Schedule 1, refer to this Schedule 1.

SECTION 1

DIVIDENDS

The holders of the Series A Shares shall be entitled to receive out of any funds legally available therefor, when and if declared by the Board of Directors of the Company, non-cumulative dividends at the rate of five percent (5%) per annum in preference to any dividend on any other class or series of shares of the Company. No dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on any other class or series of shares of the Company unless and until a dividend in like amount is first paid in full on the Series A Shares (on an as-converted basis). Holders of the Series A Shares shall also be entitled to receive any non-cash dividends declared by the Board on an as-converted basis.

SECTION 2

CONVERSION

2.1 Conversion Rights. Unless converted earlier pursuant to Section 2.2 below, each holder of Series A Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of the Series A Shares into Ordinary Shares at any time. The conversion rate for the Series A Shares shall be determined by dividing the Series A Issue Price for each of the Series A Shares by its conversion price provided that in the event of any share splits, share combinations, share dividends, recapitalisations and similar events, the initial Series A Conversion Price shall be adjusted accordingly.

The conversion price for each of the Series A Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series A Conversion Price”. The initial Series A Conversion Price for each of the Series A Shares shall be its Series A Issue Price.

2.2 Automatic Conversion. The Series A Shares would automatically be converted into Ordinary Shares, at the then applicable Series A Conversion Price, upon (i) the date specified by written consent or agreement of the holders of at least 60% of the Series A Shares then outstanding, or (ii) the closing of a Qualified Public Offering. In the event of the automatic conversion of the Series A Shares upon a Qualified Public Offering as aforesaid, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Series A Shares shall not be deemed to have converted such Series A Shares until immediately prior to the closing of such Qualified Public Offering.

2.3 Mechanism of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Series A Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective respective Series A Conversion Price. Before any holder of Series A Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Shares and shall give written notice to the Company at such office that he elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Shares a certificate or certificates for the number of Ordinary Shares to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. The directors may effect conversion in any matter permitted by law including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Series A Shares and applying the proceeds towards the issue of the relevant number of new Ordinary Shares.

2.4 Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the shares of the Series A Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Shares, and if at any time the number of authorized but unissued Ordinary shares shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Shares, in addition to such other remedies as shall be available to the holder of such Series A Shares, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

2.5 Adjustment of Conversion Price. The Series A Conversion Price shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of the Series A Shares.

(a) Special Definitions. For purposes of this Section 2.5, the following definitions shall apply:

(i) “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Series A Shares and Ordinary Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii) “Additional Ordinary Shares” shall mean all Ordinary Shares (including reissued shares) issued (or, pursuant to Section 2.4(c), deemed to be issued) by the Company after the Series A Original Issue Date, other than:

(A) Ordinary Shares issued upon conversion of the Series A Shares authorized herein;

(B) up to 1,000,000 Ordinary Shares (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Company pursuant to shares option or purchase plans approved by the Board and any other Ordinary Shares held by officers, directors, employees, and consultants which are repurchased at cost subsequent to the Series A Original Issue Date;

(C) as a dividend or distribution on Series A Shares or any event for which adjustment is made pursuant to Section 2.6 or 2.7 hereof;

(D) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; and

(E) pursuant to a Qualified Public Offering.

(b) No Adjustment to Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Series A Conversion Price of such series in effect on the date of and immediately prior to such issuance.

(c) Deemed Issuance of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share of such Additional Ordinary Shares would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i) no further adjustment to the Series A Conversion Price shall be made upon the subsequent issuance of Convertible Securities or Ordinary Shares upon the exercise of such options or conversion or exchange of such Convertible Securities;

(ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration be recomputed as if:

(A) in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

(iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(v) in the case of any Options which expire by their terms not more than 30 days after the date of issuance thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d) Issuance of Additional Ordinary Shares below Series A Conversion Price. In the event that the Company shall issue any Additional Ordinary Shares (including those deemed to be issued pursuant to Section 2.4(c)) at a subscription price per Ordinary Share (on an as-converted basis) less than the Series A Conversion Price (as adjusted from time to time) in effect on the date of and immediately prior to such issuance, the Series A Conversion Price shall be reduced, concurrently with such issuance, to the subscription price of such issuance.

2.6 Determination of Consideration. For purposes of this Section 2, the consideration received by the Company for the issuance of any Additional Ordinary Shares shall be computed as follows:

(a) Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest for accrued dividends;

(ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(iii) in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Section 2.4(c), relating to Options and Convertible Securities, shall be determined by dividing

(i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(ii) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion exchange of such Convertible Securities.

2.7 Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Series A Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of ordinary shares the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.8 Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Series A Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Series A Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section 2 with respect to the rights of the holders of the Series A Shares.

2.9 Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Series A Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series A Shares shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Series A Shares immediately before that change, all subject to further adjustment as provided herein.

2.10 No Impairment. The Company will not, by the amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Shares against impairment.

2.11 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of ordinary shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Shares.

2.12 Miscellaneous.

(i) All calculations under this Section 2 shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii) The holders of at least a majority of the outstanding Series A Shares shall have the right to challenge any determination by the Board of fair value pursuant to this Section 2, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of Series A Shares.

(iii) No adjustment in the Series A Conversion Price need be made if such adjustment would result in a change in such Series A Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in such Series A Conversion Price.

SECTION 3

STATUS ON CONVERSION OR REDEMPTION

Upon any conversion or redemption of the Series A Shares, the shares so converted or redeemed shall be cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to diminish the authorized number of Series A Shares accordingly.

SECTION 4

VOTING RIGHTS

4.1 Voting. The issued and outstanding Series A Shares shall be voted with the issued and outstanding Ordinary Shares at any annual or extraordinary general meeting of the Company, or the holders of such Series A Shares may act by way of unanimous written resolution in the same manner as holders of the Ordinary Shares, upon the following basis: the holders of any Series A Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Series A Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class.

4.2 Protective Provisions.

(a) Acts of the Company. In addition to such other limitations as may be provided in the Memorandum and Articles, the following acts of the Company shall require the prior written approval of the holder(s) of at least a majority of the outstanding Series A Shares (the term “Company” means, in each case, the Company itself as well as, in the case of subsections (vi) - (xxii) below, each of the PRC Companies):

(i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Shares;

(ii) any action to authorize, create or issue shares of any class or series of the Company having preferences superior to or on a parity with the Series A Shares in any aspects including without limitation dividend rights, redemption rights and/or liquidation rights;

(iii) any new issuance of any equity securities of the Company, excluding (i) any issuance of Ordinary Shares upon conversion of the Series A Shares, and (ii) the issuance of up to 1,000,000 Ordinary Shares (or options or warrants therefor) under employee equity incentive plans approved by the Board;

(iv) any action to reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Shares;

(v) any increase or decrease of the authorized number of Ordinary Shares or Series A Shares of the Company;

(vi) any repurchase or redemption of any equity securities of the Company other than pursuant to (A) the redemption right of the holders of Series A Shares as provided in the Memorandum and Articles, or (B) contractual rights to repurchase Ordinary Shares from the employees, directors or consultants of the Company upon termination of their employment or services or pursuant to a contractual right of first refusal held by the Company;

(vii) any amendment or waiver of any provision of the Memorandum and Articles of Association or other charter documents in a manner that would alter or change the rights, preferences or privileges of any Series A Share;

(viii) any merger or consolidation of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger or consolidation held shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity;

(ix) the sale, lease, transfer or other disposition of all or substantially all of the Company’s assets;

(x) any increase or decrease of the authorized number of the board members of the Company;

(xi) the liquidation, dissolution or winding up of the Company;

(xii) the declaration or payment of a dividend or other distribution on Ordinary Shares or Series A Shares;

(xiii) the extension by the Company of any loan or guarantee for indebtedness in excess of US$100,000 in the aggregate to any third party;

(xiv) any incurrence of indebtedness in excess of US$300,000;

(xv) any purchase by the Company of equity securities of, or any securities convertible into equity securities of, or any operating assets of, any other company in a single transaction or a series of transactions at a purchase price in excess of US$300,000, individually or in the aggregate;

(xvi) any investment by the Company in any marketable securities, including without limitation treasury securities;

(xvii) the appointment and removal of any key officer of the Company, including the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer, or comparable positions;

(xviii) any transaction involving both the Company and a shareholder or any of the Company’s employees, officers, directors or shareholders or any affiliate of a shareholder or any of its officers, directors or shareholders;

(xix) appointment and removal of auditors of the Company or any material change in the accounting and financial policies of the Company;

(xx) any increase in compensation of any employee of the Company with monthly salary of at least RMB40,000 by more than fifty percent (50%) in a twelve (12) month period; or

(xxi) any items of capital expenditure outside the annual budget in excess of US$100,000 per month, individually or in the aggregate.

(xxii) adoption of any business plan, projections and annual budget and any amendment thereto.

(b) Acts of the PRC Companies. Without limitation of the foregoing and subject to applicable PRC laws and regulations, the following acts by each of the PRC Companies shall in each case require the prior written approval of the holder(s) of at least a majority of the outstanding Series A Shares:

(i) any amendment to such PRC Company’s Articles of Association, or other constitutional document;

(ii) the liquidation, termination or dissolution of such PRC Company;

(iii) any increase of the registered capital of such PRC Company or transfer of any equity or joint venture interest in such PRC Company;

(iv) the sale, lease, transfer or other disposition of all or substantially all of the assets of such PRC Company or any merger or consolidation of such PRC Company with or into any other business entity; or

(v) any issuance of equity securities or equity-like securities of such PRC Company.

4.3 If the Investors considers desirable, the Investors may require that any of the above actions shall be adopted, pursuant to these Articles, at an annual or extraordinary general meeting called for such purpose, or by written resolution in lieu of a meeting, by the affirmative vote of the Shareholders holding at least a majority of the Shares present, in person or by proxy, at such meeting (including the holder(s) of at least two thirds of the outstanding Series A Shares). Such adoption is in lieu of, not in addition to, the approval of the Board of the Company.

SECTION 5

REDEMPTION

The Company shall, as provided below, redeem the Series A Shares.

5.1 At any time after five (5) years from the Series A Original Issue Date (the “Redemption Start Date”) and subject to the Statute, at the option of any holder of Series A Shares, the Company shall redeem all, but not less than all, of the Series A Shares held by such holder out of funds legally available therefor, at a redemption price per Series A Share (the “Redemption Price”) equal to:

IP x (105%)N , where

IP = Series A Issue Price; and

N = a fraction the numerator of which is the number of calendar days between the Series A Original Issue Date and the Redemption Date (as defined in below) and the denominator of which is 365,

plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

5.2 A notice of redemption by such holder of Series A Shares shall be given by hand or by mail to the registered office of the Company at any time on or after the date falling 30 days before the Redemption Start Date stating the date on or after the Series A Redemption Start Date on which the Series A Shares are to be redeemed (the “Redemption Date”), provided, however, that the Redemption Date shall be no earlier than the Redemption Start Date or the date 30 days after such notice of redemption is given, whichever is later. Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of Series A Shares stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption. Each such other holder of Series A Shares shall have the right to participate in the redemption and require the Company to redeem all or part the Series A Shares held by it at the same Redemption Price and on the same Redemption Date, together with the Series A Shares of the initiating holder to be redeemed, by written notice to the Company within fifteen (15) days following the date of the Redemption Notice indicating its election to participate in the redemption and the number of its Series A Shares to be redeemed. In the event that any holder of Series A Shares shall not have participated in the redemption in accordance with the preceding sentence, such holder of Series A Share shall nevertheless have the right to require the Company to redeem all or part of the Series A Shares held by it by initiating a redemption pursuant to this Section 5.

5.3 If on the Redemption Date, the number of Series A Shares that may then be legally redeemed by the Company is less than the number of all Series A Shares to be redeemed, then (i) the number of Series A Shares then redeemed shall be based ratably on all Series A Shares to be redeemed, and (ii) the remaining Series A Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

5.4 Before any holder of Series A Shares shall be entitled for redemption under the provisions of this Section 5, such holder shall surrender his or her certificate or certificates representing such Series A Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Series A Shares to be redeemed, all dividends on such Series A Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the Redemption Date), without interest, shall cease and terminate and such Series A Shares shall cease to be issued shares of the Company.

5.5 If the Company fails (for whatever reason) to redeem any Series A Shares on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

SECTION 6

LIQUIDATION, DISSOLUTION OR WINDING UP

6.1 In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares or any other class or series of shares, an amount per Series A Share equal to 150% of the Series A Issue Price, in each case the Series A Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events (the “Preference Amount”). After the full liquidation Preference Amount on all outstanding Series A Shares has been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed pro rata among the holders of the Series A Shares (on an as-converted basis) together with the holders of the Ordinary Shares. If the Company has insufficient assets to permit payment of the Preference Amount in full to all holders of Series A Shares, then the assets of the Company shall be distributed ratably to the holders of the Series A Shares in proportion to the Preference Amount each such holder of Series A Shares would otherwise be entitled to receive.

6.2 In the event of (i) a sale, conveyance or disposition of all or substantially all of the assets of the Company or any PRC Company, (ii) an exclusive licensing of substantially all of the intellectual property of the Company or any PRC Company to any third party, or (iii) a consolidation or merger of the Company or any PRC Company with or into any other company or companies in which the existing Members or shareholders of the Company or such PRC Company, as of the Series A Original Issue Date, do not retain a majority of the voting power in the surviving company, the Company shall, to the extent legally entitled to do so, pay the amount received on such sale, disposition, license or consolidation in either the same form of consideration received by the Company or in cash, as the Company may determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment”). The Compulsory Payment will be distributed to the Members of the Company as follows:

(a) to the holders of the Series A Shares, an amount per Series A Share equal to (i) 150% of the Series A Issue Price; or (ii) 100% of the Series A Issue Price, if the total amount of the proceeds received from the above transactions is equal to or more than US$81,250,000, in each case the Series A Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events (the “Compulsory Payment Preference”). If the value of the Compulsory Payment is less than the Compulsory Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all outstanding Series A Shares; and

(b) the remainder (after payment in accordance with Section 6.2(a) above), if any, to the holders of Series A Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

6.3 Notwithstanding any other provision of this Section 6, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Series A Shares shall have been declared.

6.4 In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of Series A Shares and Ordinary Shares shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board, which decision shall include the affirmative vote of the director appointed by the Investors). Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a) If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day ending one (1) day prior to the distribution;

(b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board).

6.5 The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board). The holders of at least a majority of the outstanding Series A Shares shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Section 6, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne by the Company.

SECTION 7

NOTICES

Except as otherwise expressly provided, whenever in this Schedule 1 notices or other communications are required to be made, delivered or otherwise given to holders of the Series A Shares, the notice or other communication shall be made in writing and shall be by telefax, commercial express courier service or personal delivery, addressed to the Persons shown on the books of the Company as such holders at the addresses as they appear in the books of the Company, as of a record date or dates determined in accordance with these Articles and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by such courier, if delivered by commercial express courier service; or if faxed, when transmission is confirmed by the sender’s fax machine.

SECTION 8

MISCELLANEOUS

8.1 Except as may otherwise be conferred or required by law, the Series A Shares shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Schedule 1 (as such may be amended from time to time) and in any other provision of these Articles.

8.2 If any right, preference or limitation of the Series A Shares set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Schedule 1 which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

8.3 Any registered holder of Series A Shares shall be entitled to an injunction or injunctions to prevent violations of the provisions of these Articles and to enforce specifically the terms and provisions of these Articles in any court of the Cayman Islands or any countries having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of these Articles which benefits only the holders of a particular series of Series A Shares may be waived by holders of at least fifty percent (50%) of all issued and outstanding Series A Shares of such series voting as a separate class (either generally or in a particular instance and either retroactively or prospectively).

SCHEDULE 2

PROVISIONS RELATING TO TRANSFER OF SHARES

SECTION 1

DEFINITIONS

For the purposes of this Schedule 2, the following terms shall have the meanings indicated below. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in these Articles or Schedule 1, as the case may be. Unless otherwise specified, the words “hereof”, “hereunder” and “hereto”, and words of like import used in this Schedule 2, refer to this Schedule 2.

“Ordinary Holders” means the Ordinary Shareholders and their permitted assignees to which their rights under this Schedule 2 have been duly assigned in accordance with the Shareholders Agreement.

“Series A Holder” means the Investors and their permitted assignees to whom their rights under this Schedule 2 have been duly assigned in accordance with the Shareholders Agreement.

“Restricted Shares” means any of the Company’s securities now owned or subsequently acquired by an Ordinary Holder.

“transfer” of any Restricted Shares means sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposal of, through one or a series of transactions, such Restricted Shares, directly or indirectly.

SECTION 2

SALE OF RESTRICTED SHARES

Subject to Section 6 hereof, if any Ordinary Holder (the “Selling Shareholder”) proposes to transfer any Restricted Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company, and upon the expiration of the Company First Refusal Period (as defined below), to each Series A Holder prior to such transfer. The Notice shall describe in reasonable detail the proposed transfer including, without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

SECTION 3

RIGHT OF FIRST REFUSAL

3.1 The Company’s Option. The Company shall have the right, exercisable upon written notice to the Selling Shareholder and each Series A Holder, within thirty (30) days after receipt of the Transfer Notice (the “Company First Refusal Period”), to elect to purchase all or any part of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

3.2 Series A Holders’ Option. If and to the extent the any Offered Shares have not been purchased pursuant to Section 3.1 hereof, each Series A Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Series A Holder, within thirty (30) days following the expiration of the Company First Refusal Period (the “Series A First Refusal Period”), to elect to purchase all or any part of its pro rata share of the remaining Offered Shares equivalent to the product obtained by multiplying the aggregate number of the remaining Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Series A Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Series A Holders at the time of the transaction, at the same price and subject to the same material terms and conditions as described in the Transfer Notice. To the extent that any Series A Holder does not exercise its right of first refusal to the full extent of its pro rata share of the Offered Shares, the Selling Shareholder and the participating Series A Holders shall, within ten (10) days after the end of the Series A First Refusal Period, make such adjustments to each exercising Series A Holder’s pro rata share of the Offered Shares so that any remaining Offered Shares may be allocated to those Series A Holders exercising their rights of first refusal on a pro rata basis.

3.3 Purchase of All Offered Shares. The Company or any Series A Holder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Company First Refusal Period or the Series A First Refusal Period, as the case may be, to purchase up to all, or all of its pro rata share, of the Offered Shares.

3.4 Expiration Notice. Within ten (10) days after expiration of the Series A First Refusal Period the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (i) that all of the Offered Shares was subscribed by the Series A Holders exercising their rights of first refusal or (ii) that the Series A Holders have not subscribed all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro-Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4 hereof.

3.5 Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or the Series A Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in this Section 3.5. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the Series A Holders, and the Selling Shareholder, absent fraud or error.

3.6 Payment. Payment of the purchase price for the Offered Shares purchased by the Company or the Series A Holders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

3.7 Rights of a Selling Shareholder. If the Company or any Series A Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Company or such Series A Holder, as the case may be, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Company or such Series A Holder in accordance with the terms of the Shareholders Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to the Company or such Series A Holder.

3.8 Application of Co-Sale Rights. If the Company or the Series A Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4 hereof.

SECTION 4

CO-SALE RIGHT

To the extent that the Company and Series A Holders have not exercised right of first refusal with respect to any or all the Offered Shares, then each Series A Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Series A Holder (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (on both an absolute and as-converted to Ordinary Shares basis) that such participating Series A Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Series A Holder. To the extent one or more of the Series A Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Series A Holder shall be subject to the following terms and conditions:

4.1 Co-Sale Pro Rata Portion. Each Series A Holder may sell all or any part of that number of Ordinary Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by the Series A Holder at the time of the sale or transfer and the denominator of which is the total combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Series A Holders and the Selling Shareholder (“Co-Sale Pro Rata Portion”). To the extent that any Series A Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating Series A Holders shall, within five (5) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Series A Holder so that any remaining Offered Shares may be allocated to other participating Series A Holders on a pro rata basis.

4.2 Transferred Shares. Each participating Series A Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Ordinary Shares which such Series A Holder elects to sell;

(ii) that number of Series A Shares which is at such time convertible into the number of Ordinary Shares that such Series A Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Series A Shares in lieu of Ordinary Shares, such Series A Holder shall convert such Series A Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.2(i) hereof. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii) or a combination of the above.

4.3 Payment to Series A Holders. The share certificate or certificates that the participating Series A Holder delivers to the Selling Shareholder pursuant to Section 4.2 hereof shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Series A Holder that portion of the sale proceeds to which such Series A Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Series A Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Series A Holder.

4.4 Right to Transfer. To the extent the Series A Holders do not elect to purchase, or to participate in the sale of, the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery to the Company and each of the Series A Holders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Series A Holders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Offered Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the First Refusal Right Holders and the co-sale right of the Series A Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 3 and Section 4 hereof.

SECTION 5

EXEMPT TRANSFERS

Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Company and/or the Series A Holders shall not apply to (a) any sale or transfer of Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) the transfer of 1,350,000 Ordinary Shares indirectly held by Mr. HE Boquan to Ms. CHANG Chia-Yue according to Section 5.10(c) of the Purchase Agreement; (c) any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any Ordinary Holder by such Ordinary Holder for bona fide estate planning purposes; (d) any transfer of Restricted Shares from any Ordinary Holder to the corresponding persons under the caption “Indirect Holder” or “Ultimate Holder” as set forth in Schedules B attached to the Shareholders Agreement, in each case not exceeding the number of Restricted Shares set forth opposite the name of such persons and under the caption “Number of Shares” in Schedules B attached to the Shareholders Agreement (subject to adjustment for share splits, share dividends, share combinations, reclassifications or similar events); or (e) any transfer of Ordinary Shares by any Ordinary Holder to any subsidiary whose voting equity securities are 100% owned by such Ordinary Holder, a parent company owning, directly or indirectly, 100% of the voting equity securities or equity interest in such Ordinary Holder, or a subsidiary (directly or indirectly) whose voting equity securities are 100% owned by such parent company (each transferee pursuant to the foregoing clauses (a) - (d), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Investors to its satisfaction and that any such Permitted Transferee agrees in writing to be bound by the Shareholders Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

SECTION 6

PROHIBITED TRANSFERS

6.1 Except for transfers by the Ordinary Holders to Permitted Transferees as provided in Section 5 hereof, none of the Ordinary Holders or the Permitted Transferees shall, without the prior written consent of holders of a majority of the Ordinary Shares held by the Investors and their permitted transferees (on an as-converted basis), transfer any Company securities now held by him/her to any person in violation of this Schedule 2.

6.2 Any attempt by a party to transfer Ordinary Shares in violation of this Schedule 2 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of holders of a majority of the Ordinary Shares held by the Investors and their permitted transferees (on an as-converted basis).

SECTION 7

LEGEND

7.1 Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

7.2 Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 7.1 hereof to enforce the provisions of this Schedule 2 and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Schedule 2.

SECTION 8

RESTRICTION ON INDIRECT TRANSFERS

Notwithstanding anything to the contrary contained herein, without the prior written approval of holders of at least a majority of the Series A Shares:

8.1 Each of the Founders and the Non-Founders shall not, and shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him/her in the Domco, as the case may be, to any person. Any transfer in violation of this Section 8.1 shall be void and the Domco hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the holders of at least a majority of the Series A Shares.

8.2 The Domco shall not, and each of the Founders and the Non-Founders shall not cause the Domco to, issue to any person any equity securities of the Domco, as the case may be, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Domco, as the case may be.

SECTION 9

DRAG-ALONG RIGHT

If at any time after the date of the Shareholders Agreement there shall be a bona fide offer from a third party to effect a Trade Sale (as defined below), and if so requested by written notice from the holders of at least a majority of the outstanding Series A Shares, each of the Founders, the Non-Founders, the Founder Ordinary Shareholders, the Other Ordinary Shareholders, the Investors and their respective assignees shall consent to, enter into any agreement in connection with, and participate in, and use their best efforts to cause all other shareholders of the Company to consent to, enter into any agreement in connection with, any participate in, such Trade Sale; provided that (i) the holders of at least a majority of the Series A Shares have approved the terms and conditions of such Trade Sale and has committed to participate in such Trade Sale, and (ii) the implied valuation of the Company pursuant to such Trade Sale is at least US$112,000,000; provided further that, the written consent from the Ordinary Shareholders shall be obtained, if (i) the offering party primarily engages in the Principal Business (as defined in the Purchase Agreement), or (ii) the offering party is a non-listed portfolio company of the Investors. For purpose of this Schedule 2, “Trade Sale” means either (i) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (ii) the sale, lease, transfer or other disposition of all or substantially all of the Company’s assets.

SECTION 10

MISCELLANEOUS

10.1 Term. The provisions under this Schedule 2 shall terminate upon the earlier to occur of (i) a Qualified Public Offering or (ii) a Trade Sale.

10.2 Assignment. The rights of the Investors under this Schedule 2 (except for Section 9 hereof) are fully assignable in connection with a transfer of shares of the Company by the Investors; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Investors stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of the Shareholders Agreement.